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                                                                    EXHIBIT 10.5

                                MCGRATH RENTCORP
                            INDEMNIFICATION AGREEMENT

        This Agreement is entered into, effective as of October 1, 1997, between
McGrath RentCorp, a California corporation, and                  ("Indemnitee").

        Whereas, it is essential to McGrath RentCorp to retain and attract, as directors, officers and other agents, the most capable persons available; and

        Whereas, Indemnitee is a director and/or officer or other agent of McGrath RentCorp; and

        Whereas, both McGrath RentCorp and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors, officers and other agents of corporations; and

        Whereas, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued and effective service to McGrath RentCorp, and in order to induce Indemnitee to provide services to McGrath RentCorp as a director, officer or other agent, McGrath RentCorp desires to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement and, to the extent insurance is maintained, for the coverage of Indemnitee under McGrath RentCorp's directors' and officers' liability insurance policies;

        Now, therefore, in consideration of the above premises and of Indemnitee continuing to serve McGrath RentCorp directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

                             1. CERTAIN DEFINITIONS

        As used in this Agreement, the capitalized terms listed below shall have the meaning ascribed to them as follows:

        1.1 "BOARD" means the Board of Directors of McGrath RentCorp.

        1.2 A "CHANGE IN CONTROL" shall be deemed to have occurred if:

               1.2.1 at any time after the effective date of this Agreement, any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of McGrath RentCorp or a corporation owned directly or indirectly by the stockholders of McGrath RentCorp in substantially the same proportions as their ownership of stock of McGrath RentCorp, becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of McGrath RentCorp representing 30% or more



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        of the total voting power represented by McGrath RentCorp's then outstanding Voting Securities; or 1.2.2 during any period of two consecutive years after the effective date of this Agreement (or if two years have not elapsed since the effective date of this Agreement, such shorter period), individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by McGrath RentCorp's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               1.2.3 anytime after the effective date of this Agreement, the stockholders of McGrath RentCorp approve a merger or consolidation of McGrath RentCorp with any other corporation, other than a merger or consolidation which results in the Voting Securities of McGrath RentCorp outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of McGrath RentCorp or such surviving entity outstanding immediately after such merger or consolidation and such plan of merger or consolidation is not abandoned or otherwise terminated before completion; or

               1.2.4 anytime after the effective date of this Agreement, the stockholders of McGrath RentCorp approve a plan of complete liquidation of McGrath RentCorp or an agreement for the sale or disposition by McGrath RentCorp (in one transaction or a series of transactions) of all or substantially all of McGrath RentCorp's assets and such plan or agreement is not abandoned or otherwise terminated before completion.

        1.3 "EXPENSES" means any expense, liability, or loss, including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding relating to any Indemnifiable Event.

        1.4 An "INDEMNIFIABLE EVENT" is any event or occurrence which takes place either prior to or after the execution of this Agreement, related to the fact Indemnitee:

                1.4.1 is or was a director, an officer or other agent of McGrath RentCorp; or

                1.4.2 while a director, officer or other agent is or was serving at the request of McGrath RentCorp as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise; or



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                1.4.3 is or was a director, officer, employee, or agent of a foreign or domestic corporation which is a predecessor corporation of McGrath RentCorp or of another enterprise at the request of such predecessor corporation; and

related to anything done or not done by Indemnitee in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of McGrath RentCorp, as described in clauses 1.4.1 through 1.4.3 above.

        1.5 "INDEPENDENT COUNSEL" is an attorney, law firm or member of a law firm, experienced in matters of corporate law, selected by McGrath RentCorp and approved by Indemnitee (which approval shall not be unreasonably withheld), and who has not otherwise performed services for McGrath RentCorp, Indemnitee or any other party to the Proceeding giving rise to a claim for indemnification hereunder (other than in connection with other indemnification matters) within the last five years; provided, however, Independent Counsel shall not include any person or entity who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either McGrath RentCorp or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

        1.6 A "PROCEEDING" is any threatened, pending, or completed action, suit, or proceeding, or any inquiry, hearing, or investigation, whether conducted by McGrath RentCorp or any other party, Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative or other.

        1.7 The "REVIEWING PARTY" is any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board, none of which is a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification; provided, however, after a Change in Control (other than a Change in Control approved by a majority of directors on the Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be Independent Counsel.

        1.8 "VOTING SECURITIES" are any securities of McGrath RentCorp which vote generally in the election of directors.

                            2. AGREEMENT TO INDEMNIFY

        2.1  GENERAL AGREEMENT.

               2.1.1 In the event Indemnitee was, is, or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event, McGrath RentCorp shall indemnify Indemnitee from and against any and all Expenses to the fullest extent permitted by law, as the same exists or may hereafter be amended or interpreted (but in the case of any such amendment or interpretation, only to the extent such amendment or interpretation permits McGrath RentCorp to provide broader indemnification rights than were permitted prior thereto).



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               2.1.2 The rights to receive indemnification and the advancement of Expenses under this Agreement are not exclusive of any other rights to which Indemnitee may be entitled or subsequently entitled under any statute, McGrath RentCorp's Articles of Incorporation or Bylaws, by vote of the shareholders or the Board, or otherwise. To the extent a change in applicable law (whether by statute or judicial decision) or the Bylaws permits greater indemnification than is currently provided for an Indemnifiable Event, it is the intent of the parties that Indemnitee shall be entitled to such greater indemnification under this Agreement.

        2.2 PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by McGrath RentCorp for some or a portion of Expenses, but not, however, for the total amount thereof, McGrath RentCorp shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

        2.3 PROHIBITED INDEMNIFICATION. Subject only to Section 2.4 below, if applicable, no indemnification nor Expense Advance pursuant to this Agreement shall be paid by McGrath RentCorp:

               2.3.1 In connection with any Proceeding initiated by Indemnitee against McGrath RentCorp or any director or officer of McGrath RentCorp unless: (a) McGrath RentCorp has joined in, or the Board has consented to, the initiation of such Proceeding; (b) the Proceeding is one to enforce indemnification rights under Section 6; or (c) the Proceeding is instituted after a Change in Control and Independent Counsel has approved its initiation;

               2.3.2 On account of any Proceeding in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of McGrath RentCorp pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws;

               2.3.3 To the extent Indemnitee settles or otherwise disposes of a Proceeding or causes the settlement or disposal of a Proceeding without McGrath RentCorp's express prior written consent (which shall not be unreasonably withheld) unless Indemnitee receives court approval for such settlement or other disposition where McGrath RentCorp had the opportunity to oppose Indemnitee's request for such court approval or the settlement is approved by Independent Counsel;

               2.3.4 With regard to any judicial award if McGrath RentCorp was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action unless McGrath RentCorp's participation in such Proceeding was barred by this Agreement or the court in such Proceeding; nor

               2.3.5 For any acts, omissions, transactions or circumstances for which indemnification is prohibited by applicable state or federal law.

For the convenience of Indemnitee, copies of Sections 204(a) and Section 317 of the California Corporations Code, the principal provisions which limit Indemnitee's right to indemnification, are provided to Indemnitee with this Agreement. Indemnitee is cautioned that indemnification may be



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further limited by any changes to such laws or any other applicable law. McGrath
RentCorp IS NOT OBLIGATED TO NOTIFY INDEMNITEE OF ANY SUCH CHANGES; further, McGrath RentCorp and Indemnitee are advised that the Securities and Exchange Commission believes indemnification for liabilities arising under federal securities laws is against public policy and is, therefore, unenforceable.

        2.4 MANDATORY INDEMNIFICATION. Notwithstanding any other provision of this Agreement, to the extent Indemnitee has been successful on the merits (within the meaning of Section 317(d) of the California Corporations Code) in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

                               3. EXPENSE ADVANCES

        3.1 ADVANCE OF EXPENSES TO INDEMNITEE. Expenses incurred by Indemnitee in any Proceeding for which indemnification may be sought under this Agreement shall be advanced by McGrath RentCorp to Indemnitee within 20 days after receipt by McGrath RentCorp of a statement or statements from Indemnitee requesting such advance and reasonably evidencing the Expenses incurred by Indemnitee (an "Expense Advance"). Any dispute as to whether and to what extent Indemnitee shall be entitled to an Expense Advance shall be determined by the Reviewing Party upon submission by Indemnitee or McGrath RentCorp, and the provisions of Sections 6.2 through 6.4 below shall apply.

        3.2 REPAYMENT OF EXPENSES BY INDEMNITEE. If it is ultimately determined that Indemnitee is not entitled to be indemnified by McGrath RentCorp, Indemnitee hereby agrees to repay any amounts advanced by McGrath RentCorp under
Section 3.1 above. Indemnitee agrees to execute any further agreements regarding the repayment of Expenses as McGrath RentCorp may reasonably request prior to receiving any such advance. Ultimate determination as to whether or not Indemnitee is entitled to be indemnified shall be made in accordance with
Section 6 below.

                   4. INDEPENDENT COUNSEL; THE REVIEWING PARTY

        4.1 WRITTEN OPINIONS. Any opinion required in this Agreement to be given by the Reviewing Party or by Independent Counsel shall be given in writing to McGrath RentCorp and Indemnitee.

        4.2 EXPENSES OF INDEPENDENT COUNSEL. McGrath RentCorp agrees to bear the reasonable fees and expenses of Independent Counsel, irrespective of the determination as to Indemnitee's entitlement to indemnification. McGrath RentCorp further agrees to indemnify such counsel fully against any and all expenses (including attorneys' fees), claims, liabilities, losses and damages arising out of or relating to this Agreement or the engagement of such Independent Counsel pursuant to this Agreement.

                    5. NOTIFICATION AND DEFENSE OF PROCEEDING



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        5.1 NOTICE OF CLAIM. Indemnitee shall give written notice to McGrath
RentCorp promptly after Indemnitee has actual knowledge of any Proceeding as to which indemnity may be sought under this Agreement. The failure of Indemnitee to give notice, as provided in this Section 5.1, shall not relieve McGrath RentCorp of its obligations to provide indemnification under this Agreement; however, the amounts to which Indemnitee may be indemnified shall be reduced to the extent McGrath RentCorp may have been prejudiced by such failure.

        5.2 DEFENSE. With respect to any Proceeding, McGrath RentCorp will be entitled to participate in the Proceeding at its own expense. Except as otherwise provided below, to the extent McGrath RentCorp so desires, it may assume the defense of any Proceeding with counsel reasonably satisfactory to Indemnitee. However, McGrath RentCorp shall not be entitled to assume the defense of any Proceeding (1) brought by McGrath RentCorp, or (2) as to which Indemnitee has reasonably determined there may be a conflict of interest between Indemnitee and McGrath RentCorp in the defense of the Proceeding and Indemnitee does in fact assume and conduct the defense.

               5.2.1 If McGrath RentCorp assumes the defense, Indemnitee shall furnish such information regarding Indemnitee or the Proceeding in question, as McGrath RentCorp may reasonably request and as may be required in connection with the defense or settlement of such Proceeding and shall fully cooperate with McGrath RentCorp in every other respect. Except as provided in Section 5.3 below, if McGrath RentCorp assumes the defense of the Proceeding, McGrath RentCorp shall take all necessary steps in good faith to defend, settle or otherwise dispose of the Proceeding.

               5.2.2 After notice from McGrath RentCorp to Indemnitee of its election to assume the defense of any Proceeding, McGrath RentCorp will not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding other than reasonable costs of investigation or as otherwise provided in clauses (i) through (iv) below. Indemnitee shall have the right to employ Indemnitee's own counsel in such Proceeding, but all Expenses related thereto incurred after notice from McGrath RentCorp of its assumption of the defense shall be at Indemnitee's expense, unless: (i) the employment of counsel by Indemnitee has been authorized by McGrath RentCorp; (ii) Indemnitee has reasonably determined there may be a conflict of interest between Indemnitee and McGrath RentCorp in the defense of the Proceeding, but Indemnitee does not, in fact, assume and conduct the defense; (iii) after a Change in Control, the employment of counsel by Indemnitee has been approved by Independent Counsel; or
(iv) McGrath RentCorp shall not, in fact, assume and conduct the defense of such Proceeding.

               5.2.3 Any Expenses incurred by McGrath RentCorp in defense of the Proceeding under this Section 5.2 (except in a situation described in clause
(i), (ii) or (iv) of Section 5.2.2.) shall be considered Expenses advanced by McGrath RentCorp to Indemnitee under Section 3 above.

        5.3 LIMITATION ON MCGRATH RENTCORP'S DISPOSITION OF ANY PROCEEDING. McGrath RentCorp may consent to a settlement or other disposition of all or any part of any Proceeding which McGrath RentCorp is defending under Section 5.2 above without first obtaining the written



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consent of Indemnitee, provided such settlement or other disposition does not cause Indemnitee to lose any material right to indemnification under this Agreement.

                      6. INDEMNIFICATION PROCESS AND APPEAL

        6.1  INITIAL REQUEST AND DETERMINATION.

               6.1.1 To obtain indemnification under this Agreement, upon final resolution of the Proceeding for which indemnity is claimed hereunder, Indemnitee shall submit to McGrath RentCorp a written request for indemnification, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. A determination as to whether and to what extent the requested indemnification is proper shall be made by the Reviewing Party within sixty (60) days after receipt of such written request.

               6.1.2 McGrath RentCorp may initiate a determination from the Reviewing Party as to whether and to what extent Indemnitee is entitled to indemnification at any time after final resolution of the Proceeding for which indemnity is claimed hereunder, subject to Indemnitee's rights to require such determination within a 60-day period.

               6.1.3 Indemnitee shall cooperate with the Reviewing Party making the determination with respect to Indemnitee's entitlement to indemnification, including providing to such person(s) or entity any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary for such determination. All reasonable Expenses incurred by Indemnitee in so cooperating with the person(s) or entity making such determination shall be borne by McGrath RentCorp, irrespective of the determination as to Indemnitee's entitlement to indemnification.

        6.2 SUIT TO ENFORCE RIGHTS. Regardless of any action or inaction by the Reviewing Party, if Indemnitee has not received advancement of Expenses, as described in Section 3 above, or full indemnification within sixty days after making a demand in accordance with Section 6.1 above, Indemnitee shall have the right to enforce his indemnification rights under this Agreement by commencing litigation in any court in the State of California having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any determination by the Reviewing Party or any aspect thereof. Likewise, McGrath RentCorp may seek an initial determination by the court or challenge any determination by the Reviewing Party in the manner set forth above. McGrath RentCorp and Indemnitee each hereby consent to service of process and to appear in any such proceeding. Any determination by the Reviewing Party not challenged by Indemnitee or McGrath RentCorp through legal action within two years after final resolution of the Proceeding shall be binding on McGrath RentCorp and Indemnitee. The remedy provided for in this Section 6 shall be in addition to any other remedies available to Indemnitee or McGrath RentCorp in law or equity.

        6.3 DEFENSE TO INDEMNIFICATION, BURDEN OF PROOF, PRESUMPTIONS AND EQUITABLE RELIEF.



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               6.3.1 It shall be a defense to any action brought by Indemnitee or McGrath RentCorp concerning enforceability of this Agreement that it is not permissible under applicable law for McGrath RentCorp to indemnify Indemnitee for the amount claimed.

               6.3.2 In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense or determination shall be on McGrath RentCorp.

               6.3.3 Neither the failure of the Reviewing Party or McGrath RentCorp (including its Board, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because he has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or McGrath RentCorp (including its Board, Independent Counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption Indemnitee has not met the applicable standard of conduct.

               6.3.4 For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined indemnification is not permitted by applicable law.

               6.3.5 McGrath RentCorp agrees that its failure to make indemnification payments or Expense Advances to Indemnitee shall cause irreparable damage to Indemnitee, the exact amount of which is impossible to ascertain, and for this reason agrees that Indemnitee shall be entitled to such injunctive or other equitable relief as shall be necessary to adequately provide for such reasonably anticipated payments, said right to be in addition to all other rights or remedies available to Indemnitee hereunder.

        6.4 INDEMNIFICATION FOR EXPENSES INCURRED IN ENFORCING RIGHTS. McGrath RentCorp shall indemnify Indemnitee against any and all Expenses incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee against McGrath RentCorp for:

               6.4.1 indemnification of Expenses or payment of Expense Advances by McGrath RentCorp under this Agreement or any other agreement or under applicable law or McGrath RentCorp's Articles of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events; or

               6.4.2 recovery under directors' and officers' liability insurance policies maintained by McGrath RentCorp;

provided, however, McGrath RentCorp shall be obligated to so indemnify Indemnitee only if Indemnitee's claim or action results in the payment of all or part of the indemnification of Expenses, payment of Expense Advances, or recovery under insurance policies sought by Indemnitee.



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                           7. INSURANCE; SUBROGATION.

        7.1 LIABILITY INSURANCE. To the extent McGrath RentCorp maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

        7.2 NO DUPLICATION OF PAYMENTS. McGrath RentCorp shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

        7.3 SUBROGATION. In the event of payment under this Agreement, McGrath RentCorp shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable McGrath RentCorp effectively to bring suit to enforce such rights.

                             8. STANDARD PROVISIONS.

        8.1 CONTINUING COVERAGE. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to an Indemnifiable Event even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding.

        8.2 REMEDIES CUMULATIVE. The rights and remedies provided in this Agreement and by law shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other right or remedy in addition to, or as an alternative of, such right or remedy.

        8.3 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been fully given (i) on the date of service if served personally, (ii) on the date of transmission if sent by facsimile transmission with printed proof of electronic receipt, (iii) on the date of delivery if delivered by a courier service with proof of delivery, or (iv) on the third business day after mailing if mailed by first class mail, certified - return receipt requested, postage prepaid, to the following addresses:



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        If to McGrath RentCorp, then to:    McGrath RentCorp
                                            5700 Las Positas Road
                                            Livermore, CA 94550
                                            Attn: President
                                            Fax:                1-510-453-3200


        With a copy to:                     Christopher Ream, Esq.
                                            1717 Embarcadero Road
                                            Palo Alto, CA 94303
                                            Fax:                1-650-857-1288


        If to Indemnitee, then to:          ______________________
                                            c/o McGrath RentCorp
                                            5700 Las Positas Road
                                            Livermore, CA 94550
                                            Fax:                1-510-453-3200

Any party hereto may change its address set forth above for notices by giving notice to the other party hereto in accordance with the terms of this Section.

        8.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of McGrath RentCorp), assigns, spouses, heirs, and personal and legal representatives. McGrath RentCorp shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of McGrath RentCorp expressly to assume and agree to perform this Agreement in the same manner and to the same extent that McGrath RentCorp would be required to perform if no such succession had taken place. This Agreement may not be assigned without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld.

        8.5 ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the parties charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing the party making the waiver.

        8.6  CONSTRUCTION.

               8.6.1 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.



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               8.6.2 A reference herein to any section shall be deemed to include a reference to every section the number of which begins with the number of the section specifically referred to (e.g., a reference to Section 1.2 includes a reference to Sections 1.2, 1.2.1, 1.2.2, 1.2.3 and 1.2.4).

               8.6.3 Any reference in this Agreement to the indemnity provisions of the Bylaws, the California Corporations Code or to any applicable law shall refer to such provisions as they shall be amended from time to time or to any successor provision, except that any change in McGrath RentCorp's Articles of Incorporation or Bylaws shall only apply with respect to Indemnifiable Events occurring subsequent to such change.

               8.6.4 Any ambiguous terms in this Agreement will not be construed against McGrath RentCorp for drafting this Agreement.

        8.7 APPLICABLE LAW. The rights and obligations under this Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts between California residents made and to be performed entirely within such State.

        8.8  SEVERABILITY.

               8.8.1 Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction, shall be ineffective in such jurisdiction to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               8.8.2 In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the meaning of such provision shall be construed (to the extent feasible) so as to render the provisions valid and enforceable, and if no feasible construction would save the provision, its invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; rather this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        8.9 LEGAL ADVICE. INDEMNITEE IS AWARE THAT THIS AGREEMENT WAS PREPARED BY COUNSEL FOR MCGRATH RENTCORP. INDEMNITEE IS ADVISED TO SEEK INDEPENDENT COUNSEL TO REVIEW THIS AGREEMENT ON HIS BEHALF PRIOR TO THE EXECUTION OF THIS AGREEMENT.

        In Witness Whereof, this Agreement has been entered into as of the date first written above.


                                       MCGRATH RENTCORP

                                       by
------------------------------------      --------------------------------------
        [Indemnitee]                      Dennis C. Kakures, President



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